Exhibit 99.1

Viggle Reports 49% Year-Over-Year Revenue Growth and 112% Increase in Registered Users

Net Registered Users Surpasses 7 Million, Total Reach Surpasses 26 Million

NEW YORK – November 12, 2014 – Viggle Inc. (NASDAQ: VGGL), the entertainment marketing and rewards platform, today released its results for its first quarter fiscal year 2015 ended September 30, 2014.  The Company reported strong double-digit growth in its key operating and financial metrics.  Viggle enjoyed a significant increase in year-over-year revenue and user growth, sequential quarterly growth, and engagement and registered users in its first quarter fiscal 2015.  Revenue grew 49 percent from $4.338 million to $6.476 million in F1Q 2015.  Sequential quarterly revenue grew 22 percent from $5.308 million in F4Q 2014.

Total reach was 26.2 million and active reach was 10.3 million in September 2014.  The Viggle platform’s net registered users surpassed 7 million during the quarter, which was an increase of 112 percent and 32 percent from the same quarter of the prior year and prior quarter, respectively.

Viggle recently secured a $30 million investment through a securities purchase agreement with Sillerman Investment Company III, an entity owned by the Company’s Chief Executive Officer, Robert F.X. Sillerman.  The Company intends to utilize the funds to repay $15 million of existing indebtedness and for working capital purposes including marketing, and to fuel innovation for its marketing and rewards platform.

Greg Consiglio, President and COO of Viggle said, “Fiscal 2015 is off to a strong start and we remain confident in our ability to execute and continue this growth trend.  Our first quarter results were in line with our expectations, as we saw solid traction generated from the acquisitions we made last year.  In addition to having thousands of new users every day, it is our objective to find innovative ways to attract new users, and engage our active customers.  The recent financing is an important event for Viggle as it will enable us to boost our marketing efforts.  We are pleased with our team’s strong commitment and progress on our strategic goals.”

As of F1Q 2015, Viggle users have checked into 428,497,868 TV programs and over 75 million songs using the new Viggle Music service.  As of September 30, 2014, users have redeemed a total of 44 billion points for approximately 3.5 million rewards, an average of 12,687 points per reward redemption.  The total retail value of rewards redeemed through September 30, 2014 is approximately $20.3 million.  Overall, users’ average time in the Viggle app has been more than 63 minutes.

For F1Q 2015, Viggle reported an Adjusted EBITDA loss of $7.8 million as compared to an Adjusted EBITDA loss of $5.9 million in F1Q 2014 and $8.4 million in F4Q 2014.

For more details on these results and a description of all definitions please see our quarterly form 10-Q filed this same date.

Conference Call and Webcast

Date: Wednesday, November 12, 2014
Time: 9:00 A.M. Eastern Time (ET)
Dial in Number for U.S. & Canadian Callers: 1-877-407-3102
Dial in Number for International Callers (Outside of the U.S. & Canada): 1-201-493-6790

Participating on the call will be Viggle President and Chief Operating Officer Greg Consiglio and Chief Financial Officer John Small, who will discuss operational and financial highlights for the first quarter and fiscal 2015 and other metrics including recent increases in users.

To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time. A live webcast and archive of the call will also be available on Viggle’s website at: http://viggleinc.equisolvewebcast.com/q1-2015.

A replay will be available for 14 days starting on November 12, 2014, beginning one hour after the end of the conference call, and will run through midnight on November 26, 2014. To access the replay, please dial 1-877-660-6853 in the U.S. and 1-201-612-7415 for international callers. The conference ID# is 13594822.

About Viggle

Viggle is an entertainment marketing and rewards platform whose app rewards its members for watching TV shows and discovering new music. Viggle Platform had total reach of 26.2 million in September 2014, including over 7 million Viggle registered users. Since its launch, Viggle members have redeemed over $20 million in rewards for watching their favorite TV programs and listening to music. Members can also use Viggle Store, a rewards destination where they can redeem their Viggle Points for music downloads. In addition, Viggle operates Wetpaint, which offers entertainment and celebrity news online; NextGuide, maker of technology that helps consumers search for, find, and set reminders for TV shows and movies; and Choose Digital, a digital marketplace platform that allows companies to incorporate digital content into existing rewards and loyalty programs in support of marketing and sales initiatives. For more information, visit www.viggle.com or follow us on Twitter @Viggle.

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. All information provided in this press release is as of the date of this release. Except as required by law, Viggle Inc. undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Non-GAAP Adjusted Rewards Costs and Adjusted EBITDA

The Company provides a non-GAAP measure for adjusted rewards costs as an alternative view of the Company’s cost of providing rewards to its users. The Company reports rewards costs in its Consolidated Statement of Operations in both cost of watchpoints and engagement points and in Selling, general and administrative expenses. Management believes that a useful financial measure for investors is to provide to them the amount of cash the Company has actually paid to provide rewards to its users. Therefore, the Company adjusts cost of watchpoints and engagement points as reported, which represents the cost of points earned by users during the period, to the cost of actual rewards redeemed by users during the period. Selling, general and administrative expenses as reported are likewise adjusted as certain point costs are classified as marketing. The Company also presents Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure that represents operating loss (as reported) plus depreciation and amortization, stock based compensation and adjustment to rewards costs. Management believes these non-GAAP measures enhance investors’ understanding of the Company’s financial performance. The information on adjusted rewards costs and Adjusted EBITDA should be considered in addition to, but not in lieu of operating income prepared in accordance with generally accepted accounting principles in the United States (GAAP). Since adjusted reward costs and Adjusted EBITDA are not measures determined in accordance with GAAP, they have no standardized meaning prescribed by GAAP and therefore, may not be comparable to the calculation of similar measures of other companies. A reconciliation between GAAP financial measures and non-GAAP financial measures is as follows.

Reconciliation of rewards cost to adjusted rewards cost and selling, general and administrative expenses to adjusted selling, general and administrative expenses (amounts in thousands)

	Quarter Ended September 30, 2014	Quarter Ended September 30, 2013	4th Quarter Ended June 30, 2014
Cost of watchpoints and engagement points as reported	$(1,164)	$(2,579)	$(801)
Adjustment to cost of watchpoints and engagement points	281	855	(273)
Adjusted cost of watchpoints and engagement points	(883)	(1,724)	(1,074)

Selling, general and administrative expenses as reported	(22,771)	(25,334)	(21,853)
Adjustment to selling, general and administrative expenses	31	46	(31)
Adjusted selling, general and administrative expenses	$(22,740)	$(25,288)	$(21,884)

Reconciliation of operating loss to Adjusted EBITDA (amounts in thousands)

	Quarter Ended September 30, 2014	Quarter Ended September 30, 2013	4th Quarter Ended June 30, 2014
Revenue	$6,476	$4,338	$5,308

Operating loss as reported	$(17,459)	$(23,575)	$(16,444)
Add:
Stock compensation costs	7,562	15,796	6,862
Adjustment to cost of watchpoints and engagement points	281	855	(273)
Adjustment to Selling, general and administrative expenses	31	46	(420)
Depreciation and amortization costs	1,800	962	1,851
Adjusted EBITDA *	$(7,785)	$(5,916)	$(8,424)

* Adjusted EBITA is a non-GAAP measure, but shown above it represents operating loss plus depreciation and amortization, stock based compensation, interest (expense) income, net, certain one-time selling, general and administrative costs, and adjustment to rewards costs

For further investor and media information contact:

Robert Haag
Managing Partner
IRTH Communications
VGGL@irthcommunications.com
1-866-976-4784

Investor Relations Contact for Viggle:
John C. Small
CFO, Viggle Inc.
john@viggle.com
1-646-738-3220

Media Contact for Viggle:
Ed Tagliaferri
DKC Public Relations
edmund_tagliaferri@dkcnews.com
212 981 5182